UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2014

HANDY & HARMAN LTD.
(Exact name of registrant as specified in its charter)

Delaware	1-2394	13-3768097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite N222, White Plains, New York		10604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 461-1300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 3, 2014, WHX CS Corp. (“WHX”), a wholly-owned subsidiary of Handy & Harman Ltd. (the “Company”), entered into a Credit Agreement (the “Credit Facility”) with PNC Bank, National Association (“PNC”), as administrative agent for the lenders thereunder.  The Credit Facility provides for a term loan facility with borrowing availability of up to a maximum aggregate principal amount equal to $15 million, which obligations are being guaranteed by Handy & Harman Group Ltd., a wholly owned subsidiary of the Company.

The amounts outstanding under the Credit Facility bear interest at LIBOR plus 1.25% (subject to downward adjustment). Availability under the Credit Facility is based on a rate of 50% of the eligible investment property maintained in a security account with PNC. Interest payments on the outstanding balance of the Credit Facility are payable monthly. Draw-downs are available for a period of up to twelve (12) months after closing. At the end of the draw-down period, the principal drawn shall be converted into a two year term loan with a five year amortization. All amounts outstanding under the Credit Facility are due and payable in full on June 3, 2017.

Obligations under the Credit Facility are collateralized by first priority security interests in and liens upon certain deposit accounts, securities accounts, investment property, general intangibles and publicly traded equity and debt instruments of WHX pursuant to that certain Pledge Agreement dated as of June 3, 2014 between WHX and PNC, as agent for the benefit of the lenders (the “Pledge Agreement”). The Credit Facility contains customary affirmative and negative covenants and customary events of default.

The foregoing descriptions of the Credit Facility and Pledge Agreement are summaries and are qualified in their entirety by reference to the Credit Facility and Pledge Agreement, copies of which are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the discussion in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibits

99.1
Credit Agreement, dated as of June 3, 2014, by and among WHX CS Corp., the other entities joined as borrowers thereunder from time to time, the lenders party thereunder and PNC Bank, National Association, in its capacity as administrative agent for the lenders thereunder.

99.2	Pledge Agreement, dated as of June 3, 2014, by WHX CS Corp. in favor of PNC Bank, National Association, as agent for the benefit of the lenders.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HANDY & HARMAN LTD.

Dated: June 3, 2014	By:	/s/ James F. McCabe, Jr.
	Name:	James F. McCabe, Jr.
	Title:	Chief Financial Officer